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                                                                     Exhibit 5.1


                     [Letterhead of Cahill Gordon & Reindel]






                                               October 10, 2002





                                                                  (212) 701-3000


Metaldyne Corporation
47659 Halyard Drive
Plymouth, Michigan  48170

Dear Ladies and Gentlemen:

                  We have examined a copy of the Registration Statement on Form S-4 (No. 333-99569), as amended (the "Registration Statement"), filed by Metaldyne Corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") and relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of up to $250,000,000 principal amount of 11% Senior Subordinated Notes due 2012 (the "Exchange Notes"). The Exchange Notes, which upon the effectiveness of the Registration Statement will be registered under the Act, will be issued in exchange for a like principal amount of the Company's outstanding 11% Senior Notes due 2012 (the "Original Notes"), which are not registered under the Act. The Exchange Notes have been authorized pursuant to resolutions adopted by the Board of Directors of the Company, and are identical in all material respects to the Original Notes, except for certain transfer restrictions relating to the Original Notes. The Exchange Notes will be issued pursuant to the Indenture (the "Indenture") dated as of June 20, 2002, between the Company and the Bank of New York, as trustee. In rendering this opinion, we have reviewed such documents and made such investigations as we have deemed appropriate.

                  In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or


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                                      -2-


other copies. As to matters of fact, we have relied upon representations of officers of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  The Exchange Notes have been duly authorized for issuance and, when duly executed, authenticated, registered, issued and delivered in exchange for Original Notes of a like principal amount, in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  We are members of the bar of the State of New York and do not purport to be experts in, or to express any opinion concerning, the laws of any jurisdiction other than the law of the State of New York, the Delaware General Corporation Law and the federal laws of the Unites States of America.

                  Neither this opinion nor any part hereof may be delivered to, used or relied upon by any person other than you without our prior written consent.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Registration Statement and related prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said
Section 7 or under the rules and regulations of the Commission thereunder.

                                                  Very truly yours,



                                                  /s/ Cahill Gordon & Reindel